SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2006

VICTOR INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Idaho	000-30237	91-0784114
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

180 Southwest Higgins Ave. Missoula, Montana 59803
(Address of principal executive offices)
406-549-2261
(Registrant’s Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On April 20, 2006, Victor Industries, Inc. (the “Registrant”), with the approval of its Board of Directors, executed an Agreement and Plan of Merger ("APR Merger”) with San Diego, CA based Ethos Environmental, Inc. (“Ethos”), a Nevada corporation.

The closing of the APR Merger is still subject to various customary closing conditions, including but not limited to shareholder approval by both companies. Additionally, the APR Merger is subject to special closing conditions including effectuating a reverse stock split based on a ratio of approximately 1:1000 and the Registrant redomiciling to the State of Nevada.

The description set forth herein of the terms and conditions of the APR Merger is qualified in its entirety by reference to the full text of such agreement, which is filed with this report as Exhibit 10.1 and incorporated by reference into this Item 1.01.

This report contains statements about the future, sometimes referred to as “forward--looking” statements. Forward-looking statements are typically identified by the use of the words “believe,” “may,” “should,” “expect,” “anticipate,” “estimate,” “project,” “propose,”“plan,” “intend” and similar words and expressions. Forward--looking statements are not guarantees of completion of proposed transactions, availability of tax-free treatment, or similar matters. Forward--looking statements are subject to risks and uncertainties outside of the Registrant’s control. Actual events or results may differ materially from the forward-looking statements. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see Registrant’s other SEC reports.

The Merger

The APR Merger provides for a business combination transaction by means of a merger of Ethos with and into the Company, with the Company as the corporation surviving the merger. Under the terms of the APR Merger, the Company will acquire all issued and outstanding shares of Ethos in exchange for 17,718,187 shares of common stock of the Company. Shares of Company common stock an representing an estimated 97% of the total issued and outstanding shares of Company common stock shall be issued to the Ethos stockholders.

Closing and Effective Time of the Merger

The closing of the merger will take place promptly following the satisfaction of the conditions described below under “The Merger Agreement—Conditions to the Closing of the Merger,” unless Registrant and Ethos agree in writing to another time. The merger is expected to be consummated promptly after the annual meeting of Registrant's stockholders, which is scheduled to be held on or about May 15, 2006.

Name & Headquarters After completion of the Merger:

•  the name of Registrant shall be Ethos Environmental, Inc.;
•	the corporate headquarters and principal executive offices of Registrant will be located at 7015 Alamitos Avenue in San Diego, CA 92154, which is Ethos’s corporate headquarters; and
•
Registrant and Ethos will cause the common stock of Registrant outstanding prior to the APR Merger, which is traded on the Over The Counter Trading Bulletin Board (“OTCBB”), to continue trading on the OTCBB, albeit a new symbol shall be requested by the filing of the appropriate documentation.

Merger Consideration

Pursuant to the APR Merger, the holders of securities of Ethos outstanding immediately before the merger will receive, in exchange for such securities, 17,718,187 shares of Company common stock. Immediately following the APR Merger, the Ethos stockholders will own approximately 97% of the total issued and outstanding Company common stock.

Conditions to the Closing of the APR Merger

Consummation of the APR Merger and the related transactions is conditioned on the Registrant stockholders approving the APR Merger. In addition, the consummation of the merger is conditioned upon the following:

•  no order, stay, judgment or decree being issued by any governmental authority preventing, restraining or prohibiting in whole or in part, the consummation of such transactions;
•  the delivery by each party to the other party of a certificate to the effect that the representations and warranties of the delivering party are true and correct in all material respects as of the closing and all covenants contained in the APR Merger have been materially complied with by the delivering party;
•  the receipt of necessary consents and approvals by third parties and the completion of necessary proceedings;
•  Registrant's common stock being quoted on the OTCBB; and
•  those additional terms and conditions as fully set forth in the APR Agreement attached hereto.

Ethos’s Conditions to Closing of the APR Merger

The obligations of Ethos to consummate the transactions contemplated by the merger agreement, in addition to the conditions described above, are conditioned upon each of the following, among other things:

•	there shall have been no material adverse effect with respect to Registrant since the date of the merger agreement;
•  Ethos shall have received a legal opinion substantially in the form annexed to the merger agreement, which is customary for transactions of this nature, from the SteadyLaw Group, LLP, counsel to Registrant; and
•  those additional terms and conditions as fully set forth in the APR Agreement attached hereto.

Registrant's Conditions to Closing of the APR Merger

The obligations of Registrant to consummate the transactions contemplated by the APR Merger, in addition to the conditions described above in the second paragraph of this section, are conditioned upon each of the following, among other things:

•  at the closing, there shall have been no material adverse effect with respect to Ethos since the date of the APR Merger;
•	Registrant shall have received a legal opinion substantially in the form annexed to the APR Merger, which is customary for transactions of this nature, from Michael Later, Esq., counsel to Ethos; and
•  those additional terms and conditions as fully set forth in the APR Agreement attached hereto.

Termination

The APR Merger may be terminated at any time prior to the Effective Time of the APR Merger by the mutual written consent of the Registrant and Ethos. Either the Registrant or Ethos may terminate the APR Merger (i) if the APR Merger is not completed by June 15, 2006, (ii) if any legal restraint or prohibition prohibiting the completion of the APR Merger becomes final or non-appealable, or (iii) if the majority of the stockholders of either the Registrant or Ethos do not vote in favor of the actions described therein. In addition, Ethos may terminate the APR Merger if (i) Ethos’ board of directors determines that it is required to do so pursuant to its fiduciary duties, or (ii) Registrant breaches or fails to perform any of their respective representations, warranties or covenants under the APR Merger. Further, Registrant may terminate the APR Merger if (i) Registrant’s board of directors fails determines that it is required to do so pursuant to its fiduciary duties, or (ii) Ethos breaches or fails to perform any of their respective representations, warranties or covenants under the APR Merger.

Quotation or Listing

Registrant's outstanding common stock is quoted on the OTCBB. Registrant and Ethos will use their reasonable best efforts to ensure that Registrant's common stock will continue to be quoted on the OTCBB.

Tax Consequences of the Merger

The APR Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and no gain or loss will be recognized by Registrant as a result of the APR Merger;

Accounting Treatment

The APR Merger will be accounted for under the purchase method of accounting as a reverse acquisition in accordance with U.S. generally accepted accounting principles for accounting and financial reporting purposes. Under this method of accounting, Ethos will be treated as the “acquired” company for financial reporting purposes. In accordance with guidance applicable to these circumstances, the APR Merger will be considered to be a capital transaction in substance. Accordingly, for accounting purposes, the APR Merger will be treated as the equivalent of Ethos issuing stock for the net monetary assets of Registrant, accompanied by a recapitalization. The net monetary assets of Registrant will be stated at their fair value, essentially equivalent to historical costs, with no goodwill or other intangible assets recorded.

Extension; Waiver

At any time prior to the closing, any party to the APR Merger may, in writing, to the extent legally allowed:

•  extend the time for the performance of any of the obligations or other acts of the other parties to the agreement;
•  waive any inaccuracies in the representations and warranties made to such party contained in the merger agreement or in any document delivered pursuant to the merger agreement; and
•  waive compliance with any of the agreements or conditions for the benefit of such party contained in the merger agreement.

ADDITIONAL INFORMATION RELATING TO THE MERGER AND WHERE TO FIND IT

This document may be deemed to be solicitation material in respect of the proposed business combination of Ethos and Registrant, but is not a substitute for the proxy statement/prospectus and any other documents Ethos and Registrant would file with the SEC at an appropriate time in connection with the proposed transaction. INVESTORS AND STOCKHOLDERS OF REGISTRANT ARE URGED TO READ SUCH PROXY STATEMENT/PROSPECTUS AND ANY OTHER SUCH DOCUMENTS, WHEN AVAILABLE, WHICH WOULD CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement/prospectus will be, and other documents filed or to be filed by Registrant and Ethos with the SEC are or will be, available free of charge at the SEC’s website at www.sec.gov, or from Registrant by directing a request to: Lana J. Pope, Chief Financial Officer of Victor Industries, Inc. at 406-549-2261. Investors and security holders are urged to read the proxy statement, prospectus and other relevant material if and when they become available before making any voting or investment decisions with respect to the APR Merger.

Registrant is not currently engaged in a solicitation of proxies from the stockholders of Registrant or Ethos in connection with the proposed business combination between Registrant and Ethos. If a proxy solicitation commences, Registrant, Ethos and their respective directors, executive officers and other employees may be deemed to be participants in such solicitation. Information about Registrant’s directors and executive officers is available in Registrant’s Form 10-KSB for fiscal year ended 2005. Additional information about the interests of potential participants will be included in the proxy statement/prospectus Registrant would file with the SEC at an appropriate time.

ITEM 7.01. Regulation FD Disclosures.

On April 21, 2006 the Registrant issued the press release titled Ethos Environmental, Inc. Executes Definitive Agreement with Victor Industries, Inc. included herein as Exhibit 99.1.

ITEM 9.01. Financial Statements and Exhibits

(c) Exhibits.

10.1 Agreement and Plan of Merger
99.1 Press Release titled Ethos Environmental, Inc. Executes Definitive Agreement with Victor Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 24, 2006            Victor Industries, Inc.

By:     /s/ Lana Pope
Lana Pope
Chief Executive Officer